Exhibit 4(a)


              Kansas City Power & Light Company

                       Debt Securities

                   UNDERWRITING AGREEMENT

                                   November 15, 2001
ABN AMRO Incorporated
181 W. Madison
Chicago, Illinois 60602

BNY Capital Markets, Inc.
One Wall Street
New York, NY 10286

Ladies and Gentlemen:

          Kansas City Power & Light Company, a Missouri corporation (the "Company"), proposes to issue and sell up to $150,000,000 aggregate principal amount of its senior or subordinated debt securities (the "Debt Securities"), from time to time, in or pursuant to one or more offerings on terms to be determined at the time of sale.

          The Debt Securities will be issued in one or more series as senior indebtedness (the "Senior Debt Securities") or as subordinated indebtedness (the "Subordinated Debt Securities") under the indenture, dated as of December 1, 2000 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"). Each series of Debt Securities may vary, as applicable, as to title, aggregate principal amount, rank, interest rate or formula and timing of payments thereof, stated maturity date, redemption and/or repayment provisions, sinking fund requirements, conversion provisions and any other variable terms established by or pursuant to the applicable Indenture.

          Whenever the Company determines to make an offering of Debt Securities through ABN AMRO Incorporated and BNY Capital Markets, Inc., as joint-book running managing underwriters (the "Representatives"), or through an underwriting syndicate jointly-managed by the Representatives, the Company will enter into an agreement (each, a "Terms Agreement") providing for the sale of such Debt Securities to, and the purchase and offering thereof by, the Representatives and such other underwriters, if any, selected by the Representatives (the "Underwriters", which term shall include the Representatives, whether acting as sole Underwriters or as a member of an underwriting syndicate, as well as any Underwriter substituted pursuant to Section 10 hereof). The Terms Agreement relating to the offering of Debt Securities shall specify the aggregate principal amount of Debt Securities to be issued (the "Underwritten Debt Securities"), the name of each


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Underwriter participating in such offering (subject to
substitution as provided in Section 10 hereof) and the name of any Underwriter other than the Representatives acting as co-manager in connection with such offering, the aggregate principal amount of Underwritten Debt Securities which each such Underwriter severally agrees to purchase, whether such offering is on a fixed or variable price basis and, if on a fixed price basis, the initial offering price, the price at which the Underwritten Debt Securities are to be purchased by the Underwriters, the form, time, date and place of delivery and payment of the Underwritten Debt Securities and any other material variable terms of the Underwritten Debt Securities. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between the Company and the Representatives, acting for themselves and, if applicable, as representative of any other Underwriters. Each offering of Underwritten Debt Securities through the Representatives as sole Underwriters or through an underwriting syndicate managed by the Representatives will be governed by this Underwriting Agreement, as supplemented by the applicable Terms Agreement.

          The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (No. 333-50396) for the registration of the Debt Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the SEC and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the Company has filed such post-effective amendments thereto as may be required prior to the execution of the applicable Terms Agreement and each such post-effective amendment, if any, has been declared effective by the SEC. Such registration statement (as so amended, if applicable), is referred to herein as the "Registration Statement"; and the final prospectus and the final prospectus supplement relating to the offering of the Underwritten Debt Securities, in the forms first furnished to the Underwriters by the Company for use in connection with the offering of the Underwritten Debt Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of the applicable Terms Agreement; provided, further, that if the Company files a registration statement with the SEC pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then all references to "Registration Statement" shall also be deemed to include the Rule 462 (b) Registration Statement.
A "preliminary prospectus" shall be deemed to refer to (i) any prospectus used before the Registration Statement became effective and (ii) any preliminary prospectus supplement that omitted information to be included upon pricing in a form of prospectus filed with the SEC pursuant to Rule 424(b) of the 1933 Act Regulations and was used after such effectiveness and prior to the initial delivery of the Prospectus to the Underwriters by the Company. For purposes of this Underwriting Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

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          All references in this Underwriting Agreement to
financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be, prior to the execution of the applicable Terms Agreement; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be, after the execution of the applicable Terms Agreement.

          SECTION 1.   Representations and Warranties of the
Company.


          (a) The Company represents and warrants to, and agrees with, each Underwriter named in the applicable Terms
Agreement, as of the date thereof, and as of the Closing
Time (as defined below) (in each case, a "Representation
Date") that:

          (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933
     Act. The Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the 1933
     Act and no stop order suspending the effectiveness of the Registration Statement (or such Rule 462(b) Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the SEC, and any request on the part of the SEC for additional information has been complied with. In addition, the Indenture has been duly qualified under the 1939 Act.

               At the respective times the Registration
     Statement (including any Rule 462(b) Registration Statement) and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the SEC (the "Annual Report on Form 10-K")) became effective and at each Representation Date, the Registration Statement (including any Rule 462(b) Registration Statement) and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus, at the Closing Time and as of each Representation Date, neither the Prospectus nor any amendments and supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the

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     foregoing, the representations and
     warranties in this subsection shall not apply to statements in or omissions from the Registration
     Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement or the Prospectus.

               Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Underwritten Debt Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii) Incorporated Documents. The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were filed with the SEC, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, at the time the Registration Statement becomes effective, at Closing Time and as of each Representation Date will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and any documents deemed to be incorporated by reference in the Prospectus will, when they are filed with the SEC, comply in all material respects with the requirements of the 1934 Act Regulations, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (iii) Due Incorporation and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

          (iv) Subsidiaries. The Company has no significant subsidiaries, as "significant subsidiary" is defined in Rule
     405 of Regulation C of the 1933 Act Regulations.

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

          (v) Accountants. The accountants who issued their reports on the financial statements included or incorporated by reference in the Prospectus are independent public accountants within the meaning of the 1933 Act and the 1933
     Act Regulations.

          (vi) Financial Statements. The financial statements and any supporting schedules of the Company included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its operations and cash flows for the periods specified; and, except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (except for certain footnote disclosures required to be included in financial statements prepared in accordance with generally accepted accounting principles) applied on a consistent basis; and any supporting schedules included in the Registration Statement present fairly the information required to be stated therein. In addition, any pro forma financial statements of the Company and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (vii) Authorization and Validity of this Agreement, Terms Agreement, the Indenture and Debt Securities. This Agreement has been, and the applicable Terms Agreement as of its date will be, duly authorized and, upon execution and delivery by the Underwriters, will be valid and binding agreements of the Company; the Indenture has been duly authorized and, upon execution and delivery by the Trustee, will be a valid and binding obligation of the Company enforceable in accordance with its terms; the Underwritten Debt Securities have been, or as of the date of such Terms Agreement will have been, duly and validly authorized for issuance, offer and sale pursuant to this Agreement and the applicable Terms Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement, the applicable Terms Agreement and the Indenture against payment of the consideration therefor specified in the Prospectus or pursuant to any Terms Agreement, the Underwritten Debt Securities will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles; the Underwritten Debt Securities being sold pursuant to the applicable Terms Agreement and Indenture will be substantially in the forms heretofore delivered to the Underwriters and such Underwritten Debt Securities and the Indenture each will conform, as of each Representation Date, in all material respects to all statements relating thereto contained in the Prospectus;

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

     and each holder of the Underwritten Debt Securities will be entitled to the benefits provided by the Indenture.

          (viii) Material Changes or Material Transactions. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated thereby, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business and (b) there have been no material transactions entered into by the Company other than those in the ordinary course of business.

          (ix) No Defaults. The Company is not in violation of its Restated Articles of Consolidation, as amended, or by-laws, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound; the execution and delivery of this Agreement and each applicable Terms Agreement and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Restated Articles of Consolidation, as amended, or by-laws, of the Company or any law, administrative regulation or administrative or court order or decree.

          (x) Regulatory Approvals. The Company has made all necessary filings and obtained all necessary consents or approvals from the Missouri Public Service Commission in connection with the issuance and sale of the Underwritten Debt Securities or will have done so by the time the Underwritten Debt Securities shall be issued and sold, and no consent, approval, authorization, order or decree of any other court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement and each applicable Terms Agreement except such as may be required under the 1933 Act, the 1933 Act Regulations or state securities ("Blue Sky") laws.

          (xi) Legal Proceedings; Contracts. Except as may be set forth in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company which might, in the opinion of the Company, result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, or might materially and adversely affect its properties

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     or assets or might materially and adversely affect the
     consummation of this Agreement or the applicable Terms Agreement; and there are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

          (xii) Franchises. The Company holds valid and subsisting franchises, licenses and permits authorizing it to carry on the respective utility businesses in which it is engaged in the territories from which substantially all of its gross operating revenue is derived.

          (xiii) Ratings. The Debt Securities are rated A2 by Moody's Investors Service, Inc. (Stable Outlook) and BBB+ (Negative Outlook) by Standard & Poor's Ratings Group or such other rating as to which the Company shall have most recently notified the Underwriters pursuant to Section 3(a) hereof.

          (b) Additional Certifications. Any certificate signed by any director or officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

          SECTION 2.   Sale and Delivery to Underwriters; Closing.

          (a) Underwritten Securities. The several commitments of the Underwriters to purchase the Underwritten Debt
Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements herein contained and shall be subject to the terms and conditions herein set forth.

          (b) Payment of the purchase price for, and delivery of, the Underwritten Debt Securities shall be made at the office of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, or at such other place or places as shall be agreed upon by the Underwriters and the Company, at 10:00 A.M. on the third or fourth business day (unless postponed in accordance with the provisions of Section 10) following the date of the applicable Terms Agreement, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery each being herein called "Closing Time"). Payment shall be made to the Company by wire transfer of immediately available funds to: UMB Bank, N.A., Kansas City, Missouri ABA
# 101000695, Account # 9800001430, Account of Kansas City
Power & Light Company, against delivery to The Depository
Trust Company for the account of the Underwriters of the certificate for the Debt Securities to be purchased by them. The certificate for the Debt Securities shall be registered in the name of Cede & Co., as nominee of The Depository
Trust Company, and held by the Trustee, as custodian.  The

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Company will permit the Underwriters, on or before the
first full business day prior to the Closing Time, to examine and package for delivery the certificate for the Debt Securities to be purchased by the Underwriters at the offices of The Depository Trust Company, New
York, New York.

          SECTION 3.   Covenants of the Company.

          The Company covenants with each Underwriter as follows:

          (a) Notice of Certain Events. The Company will notify the Underwriters immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the SEC, (iii) any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the initiation of any proceedings for any of such purposes, and (v) any withdrawal or lowering of the rating assigned by Moody's Investors
Service, Inc. or Standard & Poor's Rating Group to any debt securities of the Company or the public announcement by any Rating Agency that it has under surveillance or review, with possible negative implications, its rating of such Debt Securities, but only to the extent such Rating Agency has notified the Company of such surveillance or review. The
Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the SEC and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b)  Amendments and Supplements. The Company will not:
(i) at any time after the Registration Statement becomes effective, file any amendment to the Registration Statement or any amendment or supplement to the Prospectus (including a prospectus filed pursuant to Rule 424(b) which differs from the prospectus on file at the time the Registration Statement becomes effective), or (ii) at any time when delivery of a Prospectus (exclusive of documents incorporated therein by reference) is required in connection with the offering or sale of the Debt Securities, file any documents pursuant to Section 13, 14 or 15(d) of the 1934
Act, in either case, to which you shall reasonably object or which shall be reasonably disapproved by counsel for the Underwriters.

          (c) Copies of the Registration Statement. The Company will deliver to the Underwriters as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits

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filed therewith or incorporated by reference therein
and documents incorporated by reference in the Prospectus) as the Underwriters may reasonably request.

          (d) Copies of the Prospectus. The Company will deliver to each Underwriter, from time to time before the Registration Statement becomes effective, such number of copies of the preliminary prospectus as originally filed, relating to the Underwritten Debt Securities, and of any amended preliminary prospectus, and will deliver, as soon as the Registration Statement becomes effective and thereafter from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented), as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1933 Regulations.

          (e) Revisions of Prospectus - Material Changes. If at any time when a prospectus relating to the Underwritten Debt Securities is required to be delivered under the 1933 Act any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

          (f) Earnings Statements. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933
Act) covering each twelve month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement.

          (g) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Underwriters, to qualify the Underwritten Debt Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Debt Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of

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each jurisdiction in which the Underwritten Debt
Securities have been qualified as above provided.  The
Company will promptly advise the Underwriters of the receipt by the Company of any notification with respect to the suspension of the qualification of the Underwritten Debt Securities for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

          (h) 1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

          (i) Restriction on Sale of Securities. Between the date of the applicable Terms Agreement and the Closing Time or such other date specified in such Terms Agreement, the Company will not, without prior written consent of the Representatives, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, the Debt Securities (other than the Underwritten Debt Securities sold pursuant to such Terms Agreement).

          (j) Rule 52 Filing. The Company will timely file any certificate required by Rule 52 under the Public Utility
Holding Company Act of 1935 in connection with the sale of the Underwritten Debt Securities.

          SECTION 4. Conditions; Obligations.

          The obligations of the several Underwriters to purchase and pay for the Underwritten Debt Securities pursuant to the applicable Terms Agreement will be subject to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

          (a) Registration Statement.  Prior to the Closing
Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, shall be threatened by the SEC.

          (b) Securities Ratings. Prior to the Closing Time, the rating assigned by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group to any debt securities or preferred stock of the Company as of the date of this Agreement or the applicable Terms Agreement shall not have been lowered or placed on what is commonly termed a "watch list" for possible downgrading.

          (c) Material Changes and Transactions. Since the respective most recent dates as of which information is given in the Prospectus or since the date of any applicable Terms Agreement and up to the Closing Time, there shall not have been any material adverse change in the condition of the Company, financial or otherwise, except as reflected in or contemplated by the Prospectus, and, since

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such dates and up to the Closing Time, there shall not
have been any material transaction entered into by the Company other than transactions contemplated by the Prospectus and transactions in the ordinary course of business.

          (d) Legal Opinions. At Closing Time, the Underwriters shall have received the following legal opinions, dated the Closing Time, and in form and substance satisfactory to the
Underwriters:

               (1) Opinion of Company Counsel. The opinion of Ms.
Jeanie Sell Latz, Senior Vice President - Corporate Services and Corporate Secretary, or the General Counsel of the Company (collectively, "Company Legal Officer") to the effect that:

               (i) the Company is a validly organized and existing corporation in good standing under the laws of the State of Missouri and is duly qualified as a foreign corporation to do business in the State of Kansas;

               (ii) the Company is a public utility duly authorized by its Restated Articles of Consolidation, as amended, under which it was organized to carry on the business in which it is engaged as set forth in the Prospectus; and the Company has the legal right to function and operate as an electric utility in the States of Missouri and Kansas;

               (iii) this Agreement, the Terms Agreements, if any, and the Indenture have each been duly authorized, executed and delivered by the Company and each constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally; and this Agreement, the Terms Agreements, if any, and the Indenture conform as to legal matters with the statements concerning them made in the Registration Statement and the Prospectus, and such statements accurately set forth the matters respecting this Agreement, the Terms Agreements, if any, and the Indenture required to be set forth in the Registration Statement and the Prospectus;

               (iv) the Underwritten Debt Securities are in due and proper form; the issue and sale of the Underwritten Debt Securities by the Company in accordance with the terms of this Agreement have been duly and validly authorized by the necessary corporate action; the Underwritten Debt
          Securities, when duly executed (which execution may include facsimile signatures of officers of the Company) authenticated and delivered to the purchasers thereof against payment of the agreed consideration therefor, will constitute legal, valid and binding obligations of the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights generally; and the Underwritten Debt Securities conform as to legal matters with the statements concerning them made in the Registration Statement and Prospectus, and such statements accurately set forth the matters respecting the Underwritten Debt
          Securities required to be set forth in the Registration Statement and Prospectus;

               (v) the order of the Missouri Public Service Commission authorizing the issuance and sale of the Underwritten Debt Securities has been duly entered and is still in force and effect, and no further approval, authorization, consent, certificate or order of any state or federal commission or regulatory authority is necessary with respect to the issue and sale of the Underwritten Debt Securities as contemplated in this Agreement and applicable Terms Agreement;

               (vi) the Company holds valid and subsisting franchises, licenses and permits authorizing it to carry on the respective utility businesses in which it is engaged in the territory from which substantially all of its gross operating revenue is derived;

               (vii) the statements contained in the Registration Statement and Prospectus which are expressed therein to have been made on the authority of legal counsel to the Company have been reviewed by him and, as to matters of law and legal conclusions, are correct;

               (viii) the Registration Statement is effective under the 1933 Act, and no proceedings for a stop order are pending or, to the best of Ms. Latz's knowledge, threatened under
          Section 8(d) of the 1933 Act;

               (ix) (A) the Registration Statement and the Prospectus comply as to form in all material respects with the 1933 Act and the 1939 Act and with the 1933 Act Regulations and (B) the documents incorporated by reference in the Prospectus, as of the time they were filed with the SEC, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, it being understood that Ms. Latz need express no opinion or belief as to the financial statements and other financial data included in the Registration Statement, Prospectus or such documents;

               (x)  the Indenture has been qualified under the 1939 Act;

               (xi) To the best of the Company Legal Officer's knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company is a party or of which any of its property is the subject which are not described in the Registration
          Statement, including ordinary
          routine litigation incidental to the business of the Company, are, considered in the aggregate, not material to the financial condition of the Company;

               (xii) To the best of the Company Legal Officer's knowledge, the Company is not in violation of its Restated Articles of Consolidation, as amended, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note or lease to which it is a party or by which it or any of its properties may be bound. The execution and delivery of this Agreement and applicable Terms Agreement or the consummation by the Company of the transactions contemplated by this Agreement and applicable Terms Agreement and the incurrence of the obligations therein contemplated, will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel and to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, or any law, administrative regulation or administrative or court decree known to such counsel to be applicable to the Company of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company; nor will such action result in any violation of the provisions of the Restated Articles of Consolidation, as amended, or by-laws of the Company;

               (xiii) To the best of the Company Legal Officer's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instruments described, referred to, filed or incorporated by reference.

               (2) Opinion of Counsel to the Underwriters. The letter of Dewey Ballantine LLP, counsel for the Underwriters, in which such counsel shall set forth their opinions with respect to the issuance and sale of the Underwritten Debt Securities, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

               (3) Additional Statements. In giving their opinions required by subsection (d)(1) and (d)(2) of this Section, the Company Legal Officer and Dewey Ballantine LLP shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement, at the time it became effective, and if an amendment to the Registration Statement or an Annual
Report on Form 10-K has been filed by the Company with the SEC subsequent to the effectiveness of the Registration
Statement, then at the time such amendment became effective or at the time of the most recent such filing, and at the Closing Time, contains or contained an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as of its date, as amended or supplemented at the Closing Time, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (e) Officer's Certificate. At the Closing Time the Underwriters shall have received a certificate of the President or Vice President and the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus or since the date of any applicable Terms Agreement, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business,
(ii) the other representations and warranties of the Company contained in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC.

          (f)  Comfort Letters

               (1) . (1) At the time of the execution of each applicable Terms Agreement, the Underwriters shall have received a letter from PricewaterhouseCoopers LLP, dated as of the date thereof and in form and substance satisfactory to the Underwriters, addressed to the Underwriters containing statements and information of the type ordinarily included in an accountants' SAS 72 comfort letter.

               (2) At the Closing Time, the Underwriters shall have received from PricewaterhouseCoopers LLP a letter, dated the Closing Time, to the effect that such accountants reaffirm the statements made in the letter furnished pursuant to Section (4)(f)(1), except that the specified date referred to shall be a date not more than three days prior to the Closing Time.

          (g) Other Documents. At the Closing Time, counsel to the Underwriters shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of the Debt Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Debt Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and to counsel to the Underwriters.

          If any condition specified in subdivisions (a) through (g) of this Section 4 shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by the Underwriters by notice to the Company at any time prior to the Closing Time, and such termination shall be without liability of any party to any other party, except Sections 5 and 6 and the provisions concerning payment of expenses under Section 7 hereof shall survive any such termination and remain in full force and effect.

          SECTION 5.   Indemnification.

          (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the preliminary prospectus or Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement, preliminary prospectus or the Prospectus;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred, (including the fees and disbursements of counsel chosen by such Underwriter) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
     (ii) above.

          (b) Indemnification of Company. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration statement (or any amendment thereto) or the preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (c) General. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.


          SECTION 6.   Contribution.

          In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 5 hereof is for any reason held to be unavailable to or insufficient to hold harmless the indemnified parties although applicable in accordance with its terms, the Company and each Underwriter shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and such Underwriter, as incurred, in such proportions that such Underwriter is responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by such Underwriter to the date of such liability bears to the total sales price from the sale of Underwritten Debt Securities sold to or through such Underwriter pursuant to the applicable Terms Agreement to the date of such liability, and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

          SECTION 7.  Payment of Expenses.

          The Company will pay all expenses incident to the performance of its obligations under this Agreement and the applicable Terms Agreement, including:

          (a)    The preparation and filing of the Registration
Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

          (b) The preparation, filing and reproduction of this Agreement;

          (c) The preparation, printing, issuance and delivery of the Debt Securities;

          (d) The fees and disbursements of the Company's accountants and counsel;

          (e) The qualification of the Debt Securities under state securities laws in accordance with the provisions of
Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal
Investment Survey;

          (f) The printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Underwriters of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Debt
Securities;

          (g) Any fees charged by rating agencies for the rating of the Debt Securities;

          (h) The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

          (i) The cost of preparing, and providing any CUSIP or other identification number for, the Debt Securities; and

          (j) The fees and expenses of the Trustee and its counsel.

          The Underwriters shall be responsible for the fees and disbursements of their counsel, Dewey Ballantine LLP, except to the extent provided in Section 7(e).

          SECTION 8. Representations, Warranties and Agreements to Survive Delivery.

          All representations, warranties and agreements contained in this Agreement or the applicable Terms Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or any controlling person of the Underwriters, or by or on behalf of the Company, and shall survive the delivery of and payment for any of the Underwritten Debt Securities.

          SECTION 9.   Termination.

          (a)   Termination of this Agreement.  This Agreement
(excluding any Terms Agreement) may be terminated for any reason, at any time by either the Company or the Representatives, upon the giving of 30 days' written notice of such terminations to the other party hereto.

          (b)   Termination of a Terms Agreement. The
Representatives may terminate any applicable Terms Agreement, immediately upon notice to the Company, at any time prior to the Closing Time (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Underwritten Debt Securities or enforce contracts for the sale of the Underwritten Debt Securities, or (iii) if trading in any securities of the Company has been suspended by the SEC or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the SEC or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities, or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of the applicable Terms Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) if there shall have come to the attention of the Representatives any facts that would cause the Representatives to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Underwritten
Debt Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

          (c) General. If the Underwriters shall so terminate this Agreement, or the applicable Terms Agreement pursuant to Section 9(b), such termination shall be without liability of any party to any other party except for any expenses to be paid or reimbursed by the Company pursuant to Section 7 and provided further that Sections 5 and 6 shall survive such termination and remain in full force and effect.

          SECTION 10.  Default by One of the Underwriters.

          If one or more of the Underwriters shall fail at the Closing Time to purchase the principal amount of Underwritten Debt Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Debt Securities"), then the remaining Underwriters (the "Non-Defaulting Underwriter") shall have the right, within 24 hours thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Debt Securities upon the terms herein set forth. If, however, during such 24 hours the Non-Defaulting Underwriters shall not have completed such arrangements for the purchase of all of the Defaulted Debt Securities, then this Agreement shall terminate without any liability on the part of the Company or the Non-Defaulting Underwriters. Nothing in this Section 10 and no action taken pursuant to this Section 10 shall relieve any Defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement. In the event of a default by any Underwriter as set forth in this Section 10, either the Non-Defaulting Underwriters or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

          SECTION 11. Notices.

          Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

          If to the Company:

          Kansas City Power & Light Company
          1201 Walnut
          Kansas City, Missouri  64106-2124
          Attention:  Treasurer
          Facsimile:  (816) 556-2992

          If to the Underwriters:

          ABN AMRO Incorporated
          181 W. Madison
          Chicago, IL 60602
          Attention:  David Wood
          Facsimile:  (312) 904-9111

                         and

          BNY Capital Markets, Inc.
          One Wall Street
          New York, New York 10286
          Attention:  Daniel Klinger
          Facsimile:  (212) 635-8525

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 11.

          SECTION 12.  Governing Law.

          This Agreement, any applicable Terms Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Company against the Underwriters in connection with or arising under this Agreement or such Terms Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

          SECTION 13.  Parties.

          This Agreement and the applicable Terms Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or such Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 5 and 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or such Terms Agreement or any provision herein contained. This Agreement and such Terms Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Debt Securities from any of the Underwriters shall be deemed to be a successor by reason merely of such purchase.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                         Very truly yours,

                         KANSAS CITY POWER & LIGHT COMPANY

                         By:    /s/Andrea F. Bielsker
                                Name: Andrea F. Bielsker
                                Title:  Vice President-
                                Finance, Chief Financial
                                Officer and Treasurer



Accepted:

ABN AMRO INCORPORATED
By:  /s/David Wood
Name:   David Wood
Title:  Managing Director

BNY CAPITAL MARKETS, INC.
By:  /s/Gary S. Herzog
Name:   Gary S. Herzog
Title:  Managing Director